Exhibit 10.8a

FIRST AMENDMENT

OF

FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan (the “Plan”); and

WHEREAS, since its spin-off from FMC Corporation, the Company has allowed participants in the Plan to continue to hold or sell balances in the FMC Corporation Stock Fund in the participants’ discretion, but has prohibited new investments in the FMC Corporation Stock Fund;

WHEREAS, the Company now deems necessary and desirable to amend the Plan to eliminate the FMC Corporation Stock Fund from the investment options offered under the Plan; and

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 10.3 of the Plan, the Plan is hereby amended effective as of July 1, 2003, as follows:

Section 10.3.3. Investment of Accounts is here by amended by adding the following to the end thereof:

“Effective July 1, 2003 the FMC Stock Fund will be eliminated as an Investment Fund in the Plan. The Company will direct the Trustee to sell any balances remaining in the FMC Corporation Stock Fund on June 30, 2003 and reinvest the proceeds from such sale into another Investment Fund under the Plan to be designated by the Company at the time. It is currently anticipated that any remaining balances in the FMC Corporation Stock Fund will be transferred to the Fidelity Retirement Government Money Market Portfolio.”

IN WITNESS WHEREOF, the undersigned officer has executed the foregoing amendment on behalf of the Company, this 13th day of August 2002.

FMC TECHNOLOGIES, INC.

By:	/s/ William H. Schumann
Senior Vice President and
Chief Financial Officer